UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): January 30, 2018 (January 29, 2018)

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As described in Item 5.02 of this Current Report on Form 8-K, Wheeler Real Estate Investment Trust, Inc.’s (the “Company”) employment of Jon S. Wheeler, its President, Chairman and Chief Executive Officer, ended on January 29, 2018, and his employment agreement dated March 14, 2016 terminated as of such date. To the extent required by Item 1.02 of this Current Report on Form 8-K, the information contained or incorporated by reference in Item 5.02 of this Current Report on Form 8-K regarding Mr. Wheeler is incorporated herein by reference to this Item 1.02.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

CEO Transition

On January 29, 2018, the Board of Directors (the “Board”) of the Company terminated Jon S. Wheeler as the Company’s Chairman, Chief Executive Officer and President. In addition, in connection with the termination of Mr. Wheeler, the Board appointed David Kelly, the Company’s then acting Chief Investment Officer, as Chief Executive Officer and President. The Company does not plan to fill the Chief Investment Officer position at this time.

There is no family relationship between Mr. Kelly and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Kelly that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Kelly has over 28 years of experience in the real estate industry. Mr. Kelly joined the Company in 2013 and served as Senior Vice President, Director of Acquisitions for the Company, and most recently as the Chief Investment Officer. Prior to joining the Company, Mr. Kelly served as a Principal with Kelly Development, LLC, a real estate development firm he founded in March 2011, which specialized in the acquisition and management of retail properties in the Mid-Atlantic region. From 1998 to 2011, Mr. Kelly served as the Director of Real Estate for Supervalu, Inc., a Fortune 100 supermarket retailer. Mr. Kelly has served as a director of the Company since 2011.

The Company has not determined Mr. Kelly’s compensation for serving in said role. In accordance with Instruction 2 of Item 5.02 of Form 8-K, when the Company changes Mr. Kelly’s compensation the Company will then amend this Current Report on Form 8-K within four business days after such information is determined or becomes available.

Board of Directors

On January 29, 2018, Mr. Wheeler resigned from his position as a member of the Company’s Board of Directors to pursue other interests. Mr. Wheeler was not a member of any committees of the Company.

Item 7.01. Regulation FD Disclosure.

On January 30, 2018, the Company issued a press release announcing the foregoing. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.
99.1        Press Release dated January 30, 2018.

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Press release dated January 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ David Kelly
David Kelly
President and Chief Executive Officer
Dated: January 30, 2018